Master Investment Portfolio
Bond Index Master Portfolio (Series 12)
Transactions Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)

                                                                                Aggregate    Aggregate                 Total
                                           Underwriter                          Principal    Principal   Purchase    Commission
                       Date of   Date of   From Whom        Affiliated           Amount       Amount      Price       Paid to
Issuer                 Offering  Purchase  Purchased        Underwriter        of Offering   Purchased   Per Share   Affiliate
--------------------------------------------------------------------------------------------------------------------------------
SLM Corp               7/30/03   7/30/03   JP Morgan Chase  Barclays Capital  $400,000,000   $150,000     $99.967         $-
Campbell Soup Company  9/15/03   9/15/03   JP Morgan Chase  Barclays Capital   300,000,000    250,000      99.402          -
Fortune Brands Inc     11/13/03  11/13/03  JP Morgan Chase  Barclays Capital   300,000,000    100,000      99.913          -


Master Investment Portfolio
Money Market Master Portfolio (Series 15)
Transactions Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)

                                                                                 Aggregate     Aggregate                 Total
                                           Underwriter                           Principal     Principal   Purchase   Commission
                      Date of   Date of    From Whom         Affiliated           Amount         Amount     Price       Paid to
Issuer                Offering  Purchase   Purchased         Underwriter        of Offering    Purchased   Per Share   Affiliate
---------------------------------------------------------------------------------------------------------------------------------
WFS Financial Owner                        Credit Suisse
    Trust 2003-3 A1    8/5/03    8/5/03    First Boston LLC  Barclays Capital  $275,000,000   $50,000,00    $100.000        $ -